Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6900

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Second Quarter 2010 Results

Wilmington, MA (August 5, 2010) – Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), today announced results for its fiscal second quarter ended June 30, 2010.

“Second quarter revenue increased 2.6% compared to last year, while adjusted EBITDA reached a near record level. As I work through my third month with Accellent, I am encouraged by these results which reflect on going progress in our selling efforts and improvements in end market economic conditions,” said Donald Spence, President and CEO of Accellent.

Second Quarter 2010 Financial Results

Net sales increased 2.6% to $127.1 million in the second quarter of 2010 compared with $123.9 million in the second quarter of 2009. Income from operations was $18.8 million in the second quarter of 2010, compared to $16.4 million in the second quarter of 2009. Net income was $1.8 million in the second quarter of 2010, compared with a net loss of $1.2 million in the second quarter of 2009.

Adjusted EBITDA for the second quarter of 2010 was $28.9 million, or 22.7% of net sales, compared to Adjusted EBITDA of $29.1 million, or 23.5% of net sales, in the second quarter of 2009.

Six Months Ended June 30, 2010 Financial Results

Net sales were $249.8 million in the first six months of 2010, compared with $250.3 million in the first six months of 2009. Income from operations was $33.4 million in the first six months of 2010 compared with $31.8 million in the first six months of 2009. Net loss was $6.0 million in the first six months of 2010 compared with a net loss of $0.6 million in the first six months of 2009. Our net loss in the first six months of 2010 includes $6.0 million of costs associated with the refinancing of the company’s term loan in January 2010.

Adjusted EBITDA for the first six months of 2010 was $53.6 million or 21.5% of net sales compared to adjusted EBITDA of $55.9 million, or 22.3% of net sales, in the first six months of 2009.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Donald Spence, President and Chief Executive Officer and Jeremy Friedman, Executive Vice President and Chief Financial Officer will discuss second quarter 2010 results in a conference call scheduled for today, August 5, 2010 at 5:00 p.m. Eastern Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (800) 901-5231, pass code 37697398. Please dial in or visit the website 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 90699178 beginning August 5, 2010 at 6:00 p.m. through September 12, 2010.

About Accellent

Accellent provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy and orthopaedic markets. Accellent has broad capabilities in design and engineering services, precision component fabrication, finished device assembly and complete supply chain management solutions. These capabilities enhance our customers’ speed to market and their return on investment by allowing them to focus their internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 31, 2010. All forward-looking statements are expressly qualified in their entirety by such risk factors.

Accellent Inc.

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2010	June 30, 2009	June 30, 2010

Net sales	$123,909	$127,097	$250,258	$249,777
Cost of sales (exclusive of amortization)	88,997	89,769	180,461	180,175

Gross profit	34,912	37,328	69,797	69,602

Operating expenses:
Selling, general and administrative expenses	12,581	14,101	26,296	27,352
Research and development expenses	697	678	1,377	1,356
Restructuring charges	1,145	—	2,481	—
Amortization of intangible assets	3,735	3,735	7,470	7,470
Loss (gain) on disposal of property and equipment	315	(13)	355	(13)

Total operating expenses	18,473	18,501	37,979	36,165

Income from operations	16,439	18,827	31,818	33,437

Interest expense, net	(14,281)	(18,859)	(29,284)	(36,283)
Loss on debt extinguishment	—	(215)	—	(6,005)
Other (expense) income, net	(2,067)	3,229	(1,111)	5,495

Income (loss) before income taxes	91	2,982	1,423	(3,356)

Provision for income taxes	1,323	1,193	2,046	2,674

Net (loss) income	$(1,232)	$1,789	$(623)	$(6,030)

Accellent Inc.

Reconciliation of Net (Loss) Income to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2010	June 30, 2009	June 30, 2010

Net (loss) income	$(1,232)	$1,789	$(623)	$(6,030)
Interest expense, net	14,281	18,859	29,284	36,283
Provision for income taxes	1,323	1,193	2,046	2,674
Depreciation and amortization	9,253	9,283	18,356	18,629

EBITDA (1)	23,625	31,124	49,063	51,556

Restructuring charges	1,145	—	2,481	—
Stock-based compensation – employees	516	229	604	244
Stock-based compensation - non-employees	18	23	48	45
Employee severance and relocation	235	209	667	515
Currency translation loss (gain)	1,671	(1,848)	567	(3,149)
Change in fair value of derivative instruments	408	(1,377)	593	(2,286)
Loss (gain) on disposal of property and equipment	315	(13)	355	(13)
Other taxes	—	43	—	85
Plant closure costs	899	1	899	20
Loss on debt extinguishment	—	215	—	6,005
Management fees to stockholder	289	304	579	608

Adjusted EBITDA (1)	$29,121	$28,910	$55,856	$53,630

Accellent Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	December 31, 2009	June 30, 2010
Assets
Current assets:
Cash and cash equivalents	$33,785	$34,220
Accounts receivable, net	44,815	54,215
Inventory	55,571	64,338
Prepaid expenses and other current assets	4,008	3,828

Total current assets	138,179	156,601
Property, plant and equipment, net	117,976	116,537
Goodwill	629,854	629,854
Intangible assets, net	179,566	172,096
Deferred financing costs and other assets, net	13,400	17,255

Total assets	$1,078,975	$1,092,343

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$7	$6
Accounts payable	23,910	24,631
Accrued expenses and other current liabilities	31,749	47,731

Total current liabilities	55,666	72,368
Long-term debt	684,650	690,842
Other long-term liabilities	32,143	32,474

Total liabilities	772,459	795,684
Stockholder’s equity	306,516	296,659

Total liabilities and stockholder’s equity	$1,078,975	$1,092,343

(1)	EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net (loss) income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net (loss) income before net interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to unusual and/or non-cash items, including adjustments for restructuring charges and related plant closure costs, changes in the fair value of derivative instruments, gains and losses resulting from the disposal of property and equipment, currency translation gains and losses, stock compensation charges, severance and relocation costs, certain taxes, loss on debt extinguishment, and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.